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PEOPLESOFT, INC.

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ISS RECOMMENDS VOTE FOR PEOPLESOFT DIRECTOR NOMINEES

PLEASANTON, Calif. — March 12, 2004 — PeopleSoft, Inc. (Nasdaq: PSFT) today announced that Institutional Shareholder Services (ISS), a proxy advisory firm, has recommended that stockholders vote FOR PeopleSoft’s four director nominees: A. George “Skip” Battle, Craig A. Conway, Frank J. Fanzilli, Jr. and Cyril J. Yansouni. To vote for these nominees, PeopleSoft stockholders should sign, date and mail the WHITE proxy card.

In making its recommendation, ISS stated:

•	The logic underlying the board’s decision is that shareholder value is eroded if the valuable PeopleSoft customer base is put at risk. With their backs against the wall, these directors fought hard to control the exodus of their customers. We believe that Oracle’s initial threats of dropping support to PeopleSoft customers in a successful takeover scenario are legitimate concerns for PeopleSoft customers.

•	Given the facts and circumstances at the time and in advance of the DOJ ruling, the directors of this board appear to have acted in a manner consistent with fulfilling their obligations to shareholders.

•	A leading factor was the board’s assessment of regulatory risk which has proven correct and supports the board’s decision to reject the Oracle tender offer without clarity on a DOJ decision.

•	We believe that the Board process in response to the Oracle offer met the standard of fiduciary responsibility.

“We are pleased with ISS’s recommendation in favor of the PeopleSoft Board nominees,” said Craig Conway, President and Chief Executive Officer of PeopleSoft. “ISS’s recommendation supports our Board’s actions over the past nine months to protect and enhance value for stockholders in the face of Oracle’s hostile actions. PeopleSoft stockholders can be assured that the Board has acted and will continue to act in their best interests.”

PeopleSoft’s Board of Directors recommends that stockholders vote FOR the Board’s nominees by signing the WHITE proxy card. If PeopleSoft stockholders have any questions about the proxy solicitation or need additional information, please contact Georgeson Shareholder Communications, Inc. toll free at 1-877-305-0269 or visit PeopleSoft’s website at www.peoplesoft.com.

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About PeopleSoft

PeopleSoft (Nasdaq: PSFT) is the world’s second largest provider of enterprise application software with 12,100 customers in more than 25 industries and 150 countries. For more information, visit us at www.peoplesoft.com.

Important Additional Information

     PeopleSoft has filed a Solicitation/Recommendation Statement on Schedule 14D-9 regarding Oracle’s tender offer and a definitive Proxy Statement on Schedule 14A in connection with the PeopleSoft board of directors’ solicitation of proxies for the 2004 Annual Meeting of Stockholders. PeopleSoft stockholders should read the Schedule 14D-9 and the 2004 Proxy Statement (including any amendments to such documents) because these documents contain important information. The Schedule 14D-9, the 2004 Proxy Statement, and other public filings made by PeopleSoft with the SEC are available without charge from the SEC’s website at www.sec.gov and from PeopleSoft at www.peoplesoft.com.

Contacts:

Steve Swasey
PeopleSoft, Inc.
Public Relations
(925) 694-5230
steve_swasey@peoplesoft.com

Bob Okunski
PeopleSoft, Inc.
Investor Relations
(877) 528-7413
bob_okunski@peoplesoft.com

Joele Frank/Susan Stillings
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
jf@joelefrank.com/sts@joelefrank.com

# # #

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Institutional Shareholder Services today announced its full support of PeopleSoft’s Board of Directors by recommending that PeopleSoft stockholders vote FOR PeopleSoft’s four director nominees at our March 25 stockholder meeting. The ISS’s endorsement is yet another independent validation of our Board and its actions over the past nine months to protect and enhance stockholder value. In response to ISS’s announcement, PeopleSoft issued the following news release at 10:08 a.m PST today:

ISS RECOMMENDS VOTE FOR PEOPLESOFT DIRECTOR NOMINEES

PLEASANTON, Calif. — March 12, 2004 — PeopleSoft today announced that Institutional Shareholder Services (ISS), a proxy advisory firm, has recommended that stockholders vote FOR PeopleSoft’s four director nominees: A. George “Skip” Battle, Craig A. Conway, Frank J. Fanzilli, Jr. and Cyril J. Yansouni.

To vote for these nominees, PeopleSoft stockholders should sign, date and mail the WHITE proxy card.

In making its recommendation, ISS stated:

*	The logic underlying the board’s decision is that shareholder value is eroded if the valuable PeopleSoft customer base is put at risk. With their backs against the wall, these directors fought hard to control the exodus of their customers. We believe that Oracle’s initial threats of dropping support to PeopleSoft customers in a successful takeover scenario are legitimate concerns for PeopleSoft customers.

*	Given the facts and circumstances at the time and in advance of the DOJ ruling, the directors of this board appear to have acted in a manner consistent with fulfilling their obligations to shareholders.

*	A leading factor was the board’s assessment of regulatory risk which has proven correct and supports the board’s decision to reject the Oracle tender offer without clarity on a DOJ decision.

*	We believe that the Board process in response to the Oracle offer met the standard of fiduciary responsibility.

“We are pleased with ISS’s recommendation in favor of the PeopleSoft Board nominees,” said Craig Conway, President and Chief Executive Officer of PeopleSoft. “ISS’s recommendation supports our Board’s actions over the past nine months to protect and enhance value for stockholders in the face of Oracle’s hostile actions. PeopleSoft stockholders can be assured that the Board has acted and will continue to act in their best interests.”

PeopleSoft’s Board of Directors recommends that stockholders vote FOR the Board’s nominees by signing the WHITE proxy card. If PeopleSoft stockholders have any questions about the proxy solicitation or need additional information, please contact Georgeson Shareholder Communications, Inc. toll free at 1-877-305-0269 or visit PeopleSoft’s website at www.peoplesoft.com.

1

About PeopleSoft

PeopleSoft (Nasdaq: PSFT) is the world’s second largest provider of enterprise application software with 12,100 customers in more than 25 industries and 150 countries. For more information, visit us at www.peoplesoft.com.

Important Additional Information

PeopleSoft has filed a Solicitation/Recommendation Statement on Schedule 14D-9 regarding Oracle’s tender offer and a definitive Proxy Statement on Schedule 14A in connection with the PeopleSoft board of directors’ solicitation of proxies for the 2004 Annual Meeting of Stockholders. PeopleSoft stockholders should read the Schedule 14D-9 and the 2004 Proxy Statement (including any amendments to such documents) because these documents contain important information. The Schedule 14D-9, the 2004 Proxy Statement, and other public filings made by PeopleSoft with the SEC are available without charge from the SEC’s website at www.sec.gov and from PeopleSoft at www.peoplesoft.com.

This special edition of OneVoice was published by PeopleSoft Internal Communications. Do you have news you’d like to share with the company? Send your stories to OneVoice. We also welcome your feedback and suggestions.

PeopleSoft Internal Use Only
Copyright(c) 2004 PeopleSoft, Inc. All rights reserved.

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